EXHIBIT 23.8
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
December 28, 2009
Nippon Oil Corporation
3-12, Nishi Shimbashi 1-Chome
Minato-ku
Tokyo 105-8412
Japan
Ladies and Gentlemen:
     We hereby consent to the references to DeGolyer and MacNaughton and the inclusion of information derived from our reports entitled “Appraisal Report as of March 31, 2007 on the Proved Reserves of Certain Petroleum Interests owned by Nippon Oil Corporation,” “Appraisal Report as of March 31, 2008 on the Proved Reserves of Certain Petroleum Interests owned by Nippon Oil Corporation,” and “Appraisal Report as of March 31, 2009 on the Proved Reserves of Certain Petroleum Interests owned by Nippon Oil Corporation,” in the Form F-4 Registration Statement of Nippon Oil Corporation dated December 28, 2009, (the “Registration Statement”) under the section entitled “Business of Nippon Oil” under the heading “Oil and Natural Gas E&P” under the heading “Exploration, Development and Production” under the heading “Oil and Natural Gas Reserves, under the section entitled “Nippon Oil Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Critical Accounting Policies and Estimates” under the heading “Oil and Natural Gas Reserves,” under the section entitled “Supplemental Information on Oil and Natural Gas Exploration and Production Activities” under the heading “Oil and Natural Gas Reserves,” and under the section entitled “Experts,” provided, however, Nippon Oil Corporation has represented that proved reserves depicted as proportional interests of the equity affiliates in the Registration Statement attributable to its North Sea interests, its Myanmar interests, and its share of the Japan Papua New Guinea Petroleum Company interests reflect its 50 percent, 50 percent, and 36.41 percent interests, respectively, whereas our reports include the consolidated share of proved reserves attributable to the aforementioned interests.
Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716